UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

(Exact name of Registrant as specified in its charter)

Maryland	001-36695	38-3941859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (315) 343-0057

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On July 22, 2024, Pathfinder Bancorp, Inc. (“the Company”) announced that Pathfinder Bank (“Pathfinder”), the wholly owned subsidiary of the Company, had completed the previously announced purchase and assumption of the East Syracuse, New York branch of Berkshire Bank, the banking subsidiary of Berkshire Hills Bancorp, Inc. In connection with the purchase, Pathfinder assumed approximately $186 million in deposit liabilities and acquired approximately $30 million in loans. The purchase was finalized following the close of business on July 19, 2024, and the branch was converted to a Pathfinder branch during the weekend of July 20-21, 2024. The acquired branch opened as a Pathfinder branch on the morning of July 22, 2024. Also on July 22, 2024, the Company published a press release announcing completion of the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.
	Exhibit No.	Description
	99.1	Press Release of Pathfinder Bank dated July 22, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	July 22, 2024	By:	/s/ James A. Dowd
James A. Dowd President and Chief Executive Officer